UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2008

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, the Board of Directors of Huntington Bancshares Incorporated (Huntington) approved a retention payment arrangement under which two of Huntington’s named executive officers will be eligible to receive payment. Provided Daniel B. Benhase and Donald R. Kimble remain employed with Huntington through December 31, 2010, each will thereafter receive payment of $400,000. In the event of a change in control, the retention payments will vest.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Bylaws of Huntington Bancshares Incorporated (Huntington) were amended effective January 16, 2008 to remove Section 2.11, outlining the management succession plans related to Marty E. Adams and Thomas E. Hoaglin, which was added upon Huntington’s completion of its acquisition of Sky Financial Group, Inc. Section 2.11 was described in Huntington’s Current Report on Form 8-K dated July 1, 2007.

The Bylaws, as amended and restated, are filed as Exhibit 3.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

January 22, 2008	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Huntington Bancshares Incorporated Amended and Restated Bylaws